AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT

(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1. **Basic Provisions ("Basic Provisions").**

1.1 **Parties:** This Lease ("Lease"), dated for reference purposes only 1st of January 1, 2004, is made by and between ALAMEDA PRODUCE MARKET, INC., a California corporation ("Lessor") and AMERICAN APPAREL, INC., a California corporation ("Lessee"), (collectively the "Parties," or individually a "Party").

1.2 **Premises:** That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as Building 3 (excluding the south elevator, the roof and the basement) and Building 4 of the Project defined below located in the County of Los Angeles, State of California, and generally described as (describe briefly the nature of the property and, if applicable, the "Project", if the property is located within a Project) the "Project" is located at 761 Terminal Street, Los Angeles, California ("Premises"). (See also Paragraph 2)

1.3 **Term:** five (5) years and zero (0) months ("Original Term") commencing January 1, 2004 *(as to Building 4) and December 1, 2004 (as to Building 3)* ("Commencement Date") and ending December 31, 2008 ("Expiration Date"). (See also Paragraph 3)

1.4 **Early Possession:** N/A ("Early Possession Date"). (See also Paragraphs 3.2 and 3.3)

1.5 **Base Rent:** $see Addendum A per month ("Base Rent"), *half of monthly Base Rent payable on the* 5th day *of each month and the other half payable on the 20th of each month,* commencing January 1, 2004 (as to Building 4) and December 1, 2004 (as to Building 3). *(See Addendum A for Base Rent schedule).* (See also Paragraph 4)

☐ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6 **Base Rent and Other Monies Paid Upon Execution:**

(a) **Base Rent:** $100,000 for the period first full month (already paid).

(b) **Security Deposit:** $53,000 *(already paid)* ("Security Deposit"). (See also Paragraph 5)

(c) **Association Fees:** $0.00 for the period N/A

(d) **Other:** $0.00 for N/A

(e) **Total Due Upon Execution of this Lease:** $0.00.

1.7 **Agreed Use:** Garment manufacturing and warehousing and all related uses permitted by law (See also Paragraph 6)

1.8 **Insuring Party:** Lessor is the "Insuring Party" unless otherwise stated herein. (See also Paragraph 8)

~~1.9 **Real Estate Brokers:** (See also Paragraph 15)~~

~~(a) Representation: The following real estate brokers (the "Brokers") and brokerage relationships exist in this transaction (check applicable boxes):~~

☐ ~~represents Lessor exclusively ("Lessor's Broker");~~

☐ ~~represents Lessee exclusively ("Lessee's Broker"); or~~

☐ ~~represents both Lessor and Lessee ("Dual Agency").~~

~~(b) Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Broker the fee agreed to in their separate written agreement (or if there is no such agreement, the sum of ______ or ______ % of the total Base Rent) for the brokerage services rendered by the Brokers.~~

1.10 **Guarantor.** The obligations of the Lessee under this Lease are to be guaranteed by N/A ("Guarantor"). (See also Paragraph 37)

1.11 **Attachments.** Attached hereto are the following, all of which constitute a part of this Lease:

☑ an *Addendum A* consisting ~~of Paragraphs 1 ______ through ______~~;

☐ a plot plan depicting the Premises;

☑ a current set of the Rules and Regulations *as Addendum B*;

☐ a Work Letter;

☐ other (specify): ______

2. **Premises.**

2.1 **Letting.** Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. **Note: Lessee is advised to verify the actual size prior to executing this Lease.**

2.2 **Condition.** Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("Start Date"), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, sump pumps, if any, and all other such elements in the Premises, other than those constructed by Lessee,

Initials ______ Initials ______

REVISED FORM STN-7-4/01E

all be in good operating condition on said dat that the structural elements of the roof, bearing w and foundation of any buildings on the Premises e "Building") shall be free of material defects. a non-compliance with said warranty exists as of the Start Date, or if one of such systems or elements ould malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise vided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, lfunction or failure, rectify same at Lessor's expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as the remaining systems and other elements of the Building. If Lessee does not give Lessor the required notice within the appropriate warranty period, rection of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee's sole cost and expense.

2.3 **Compliance.** Lessor warrants that the improvements on the Premises comply with the building codes, applicable laws, covenants or trictions of record, regulations, and ordinances ("**Applicable Requirements**") that were in effect at the time that each improvement, or portion thereof, s constructed. Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with abilities Act or any similar laws as a result of Lessee's use (see Paragraph 50), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) de or to be made by Lessee. **NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the ing, are appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed.** If the Premises do comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the ure and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this ranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. If Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the mises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or lding ("**Capital Expenditure**"), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital enditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months' Base Rent, Lessee may instead terminate this Lease ess Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the al cost thereof and an amount equal to 6 months' Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises ch requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date l, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally ndated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for such costs pursuant to the provisions of Paragraph 7.1(d); vided, however, that if such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not nomically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee ies Lessor, in writing, within 10 days after receipt of Lessor's termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect erminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with interest, from Rent until sor's share of such costs have been fully paid. If Lessee is unable to finance Lessor's share, or if the balance of the Rent due and payable for the ainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written ce to Lessor.

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in nsity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own nse. Lessee shall not, however, have any right to terminate this Lease.

2.4 **Acknowledgements.** Lessee acknowledges that: (a) it has been advised by Lessor and/or ~~Brokers~~ to satisfy itself with respect to the dition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with licable Requirements and the Americans with Disabilities Act), and their suitability for Lessee's intended use, (b) Lessee has made such investigation as it ms necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither or, nor Lessor's agents~~, nor Brokers~~ have made any oral or written representations or warranties with respect to said matters other than as set forth in ease. ~~In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee's ability to honor the e or suitability to occupy the Premises, and (ii) it is Lessor's sole responsibility to investigate the financial capability and/or suitability of all proposed nts.~~

2.5 **Lessee as Prior Owner/Occupant.** The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to tart Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

Term.

3.1 **Term.** The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

~~3.2 **Early Possession.** If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Real Property s and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the ation Date.~~

~~3.3 **Delay In Possession.** Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by ommencement Date. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers ession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and ue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or ions of Lessee. If possession is not delivered within 60 days after the Commencement Date, Lessee may, at its option, by notice in writing within 10 after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written is not received by Lessor within said 10 day period, Lessee's right to cancel shall terminate. If possession of the Premises is not delivered within 120 after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.~~

3.4 **Lessee Compliance.** Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its tion to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur essor may elect to withhold possession until such conditions are satisfied.

Rent.

4.1. **Rent Defined.** All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed rent ("**Rent**").

4.2 **Payment.** Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States on or before the day on it is due, without offset or deduction (except as specifically permitted in this Lease). Rent for any period during the term hereof which is for less than ll calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount lue shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating. In the event that heck, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in n to any Late Charge and Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check. Payments will be d first to accrued late charges and attorney's fees, second to accrued interest, then to Base Rent and Operating Expense Increase, and any remaining t to any other outstanding charges or costs.

4.3 **Association Fees.** In addition to the Base Rent, Lessee shall pay to Lessor each month an amount equal to any owner's association or minium fees levied or assessed against the Premises. Said monies shall be paid at the same time and in the same manner as the Base Rent.

Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its tions under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said ty Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor uffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request ir deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the f this Lease, Lessee shall, upon written request from Lessor, deposit additional moneys with Lessor so that the total amount of the Security Deposit t all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be led to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase curity Deposit to the extent necessary, in Lessor's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor's

reasonable judgment, significantly reduced, Les[...] [...]all deposit such additional monies with Lessor as [...] be sufficient to cause the Security Deposit to be at a commercially reasonable level based on suc[h] change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 14 days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposi[t] not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies t[o] be paid by Lessee under this Lease.

6. **Use.**

6.1 **Use.** Lessee shall use and occupy the Premises only for the Agreed Use~~, or any other legal use which is reasonably comparable thereto~~, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or tha[t] disturbs occupants of or causes damage to neighboring premises or properties. ~~Lessor shall not unreasonably withhold or delay its consent to any writte[n] request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or th[e] mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor sha[ll] within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in the Agree[d] Use.~~

6.2 **Hazardous Substances.**

(a) **Reportable Uses Require Consent.** The term "Hazardous Substance" as used in this Lease shall mean any product, substance or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on th[e] Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by an[y] governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common la[w] theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products o[r] fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without th[e] express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "Reportable Use" shall mean (i) th[e] installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardou[s] Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any government[al] authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice b[e] given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customa[ry] materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and commo[n] household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose th[e] Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor m[ay] condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the publ[ic,] the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on [or] before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b) **Duty to Inform Lessor.** If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be locate[d] in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, a[nd] provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) **Lessee Remediation.** Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or abo[ut] the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, comply with all Applicable Requiremen[ts] and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contaminati[on] of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, [or] pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d) **Lessee Indemnification.** Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if an[y,] harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fe[es] arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall ha[ve] no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused [or] contributed to by Lessee). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or t[he] environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expirati[on] or termination of this Lease. **No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from i[ts] obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of suc[h] agreement.**

(e) **Lessor Indemnification.** Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employee[s] and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substan[ces] which existed on the Premises prior to Lessee's occupancy or which are caused by the gross negligence or willful misconduct of Lessor, its agents [or] employees. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, remov[al,] remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f) **Investigations and Remediations.** Lessor shall retain the responsibility and pay for any investigations or remediation measur[es] required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee's occupan[cy,] unless such remediation measure is required as a result of Lessee's use (including "Alterations", as defined in paragraph 7.3(a) below) of the Premises, [in] which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowi[ng] Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remed[ial] responsibilities.

(g) **Lessor Termination Option.** If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lea[se,] unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicab[le] Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, [at] Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, [in] which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Ba[se] Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of su[ch] Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Less[or] elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by whi[ch] the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,0[00,] whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In su[ch] event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the requi[red] funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease sh[all] terminate as of the date specified in Lessor's notice of termination.

6.3 **Lessee's Compliance with Applicable Requirements.** Except as otherwise provided in this Lease, Lessee shall, at Lessee's so[le] expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insuran[ce] underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the such Requiremen[ts,] without regard to whether such Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lesso[r's] written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applica[ble] Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened [or] actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicab[le] Requirements.

6.4 **Inspection; Compliance.** Lessor and Lessor's "Lender" (as defined in Paragraph 30) and consultants shall have the right to enter in[to] Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition [of] the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation [of] Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist or be imminent, or the inspection is requested or orde[red] by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection [is] reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Less[or] within 10 days of the receipt of a written request therefor.

7. **Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.**

7.1 **Lessee's Obligations.**

(a) **In General.** Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicab[le] Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the interior [of] the Premises, the roof of Building 4, Utility Installations (intended for Lessee's exclusive use, no matter where located, but not including the fi[re] sprinkler system), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairi[ng]

the same, are reasonably or readily accessible t see, and whether or not the need for such repairs urs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical lighting facilities, boilers, pressure vessels, fire protection system (*not including the fire sprinkler system*), fixtures, walls (interior only ~~and exterior~~) foundations, ceilings, roofs *of Building 4*, roof drainage systems, floors, windows, doors, plate glass, skylights, ~~landscaping, driveways, parking lots, fences~~ ~~retaining walls~~, signs(*interior and exterior*), *elevators (except the south elevator of Building 3)* and *roll up doors* ~~sidewalks and parkways located in, on, or adjacent to the Premises~~. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenanc practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations sha include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, conditio and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition (including, e.g. graffi removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exteric repainting of the Building.

(b) **Service Contracts.** Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customar form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if an when installed on the Premises: (i) ~~HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smok detection (excluding fire sprinkler system), (iv)~~ *elevators (excluding the south elevator of Building 3)* ~~landscaping and irrigation systems, (v) roo covering of Building 4 and drains, (vi) clarifiers (vii) basic utility feed to the perimeter of the Building, and~~ (viii) (ii) any other equipment, if reasonabl required by Lessor. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and if Lessor s elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c) **Failure to Perform.** If Lessee fails to perform Lessee's obligations under this Paragraph 7.1, Lessor may enter upon the Premise after 10 days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations c Lessee's behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof

(d) **Replacement.** Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee c liability resulting from Lessee's failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired oth than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be proratc between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which 144 (ie. 1/144th of the cost per month). Lessee shall pay interest on the unamortized balance at a rate that is commercially reasonable in the judgment Lessor's accountants. Lessee may, however, prepay its obligation at any time.

7.2 **Lessor's Obligations.** Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 1 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or th equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern th respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter effect to the extent it is inconsistent with the terms of this Lease.

7.3 **Utility Installations; Trade Fixtures; Alterations.**

(a) **Definitions.** The term "**Utility Installations**" refers to all floor and window coverings, air and/or vacuum lines, power panels, electric distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises The term "**Trade Fixtures**" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises (includi *electrical drops for all sawing and cutting machines, and all machines used in the processes of manufacturing, production and shipping)* The term "**Alterations**" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletio "**Lessee Owned Alterations and/or Utility Installations**" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned t Lessor pursuant to Paragraph 7.4(a).

(b) **Consent.** Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent, whic *may be withheld in Lessor's sole and absolute discretion.* Lessee may, however, make non-structural Utility Installations *or Alterations* to th interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not invol puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulati cost thereof ~~during this Lease as extended~~ does not exceed a sum equal to *$25,000* ~~in any one year. 3 month's Base Rent in the aggregate or a su equal to one month's Base Rent in any one year.~~ Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or inst anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such *consent* approval, require Lessee to uti a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make ~~and which require the consent of t~~ Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applica governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installatio shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans a specifications. For work which costs an amount in excess of one month's Base Rent, Lessor may condition its consent upon Lessee providing a lien a completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Secu Deposit with Lessor.

(c) **Liens; Bonds.** Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or f Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any intere therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall ha the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expe defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered there before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested li claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorne fees and costs.

7.4 **Ownership; Removal; Surrender; and Restoration.**

(a) **Ownership.** Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utili Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the ow *of all or any specified part* of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Less Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Less with the Premises.

(b) **Removal.** By delivery to Lessee of written notice from Lessor, ~~not earlier than 90 and not later than 30 days prior to the end of th term of this Lease,~~ Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of t Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the requi consent.

(c) **Surrender; Restoration.** Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of t improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and te excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practic Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Less on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or Lessee. Lessee shall completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any th party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises, or if applicable, the Project) ev if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee a shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deem to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate t Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph below.

8. **Insurance; Indemnity.**

8.1 **Payment For Insurance.** Lessee shall pay for all insurance required under Paragraph 8. ~~except to the extent of the cost attributable liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence.~~ Premiums for policy periods commencing prior to extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within 10 days followi receipt of an invoice.

Initials Initials

8.2 **Liability Insurance.**

(a) **Carried by Lessee.** Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limi coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000, an "Additional Insured-Managers o Lessors of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liabili assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shal not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and no contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) **Carried by Lessor.** Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 **Property Insurance - Building, Improvements and Rental Value.**

(a) **Building and Improvements.** The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with los payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the fu replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than th commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installation Trade Fixtures, and Lessee's personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available an commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquak unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolitio reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuatio provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insuranc coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest t where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, an Lessee shall be liable for such deductible amount in the event of an Insured Loss.

(b) **Rental Value.** The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lesso and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days ("Rental Value insurance"). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflec the projected Rent otherwise payable by Lessee, for the next 12 month period. Lessee shall be liable for any deductible amount in the event of such loss.

(c) **Adjacent Premises.** If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to th Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused b Lessee's acts, omissions, use or occupancy of the Premises.

8.4 **Lessee's Property; Business Interruption Insurance.**

(a) **Property Damage.** Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, an Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 p occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owne Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

(b) **Business Interruption.** Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburs Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable prevention of access to the Premises as a result of such perils.

(c) **No Representation of Adequate Coverage.** Lessor makes no representation that the limits or forms of coverage of insuranc specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

8.5 **Insurance Policies.** Insurance required herein shall be by companies duly licensed or admitted to transact business in the state wher the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, as set forth in the most current issue "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates th required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing th existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice Lessor. Lessee shall, at least 30 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidenci renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upo demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6 **Waiver of Subrogation.** Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the othe and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to b insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicab hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have again Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 **Indemnity.** Except for Lessor's gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless th Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damage liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/ occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upo notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Less need not have first paid any such claim in order to be defended or indemnified.

8.8 **Exemption of Lessor from Liability.** Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise o other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or inju is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinkle wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon th Premises or upon other portions of the building of which the Premises are a part, or from other sources or places. Lessor shall not be liable for any damag arising from any act or neglect of any other tenant of Lessor nor from the failure of Lessor to enforce the provisions of any other lease in the Projec Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss income or profit therefrom.

8.9 **Failure to Provide Insurance.** Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein w expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertai Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binde or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Re represents fair and reasonable compensation for the additional risk/ costs that Lessor will incur by reason of Lessee's failure to maintain the requir insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee's Default or Breach with respect to the failure to maintain su insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insuran specified in this Lease.

9. **Damage or Destruction.**

9.1 **Definitions.**

(a) **"Premises Partial Damage"** shall mean damage or destruction to the improvements on the Premises, other than Lessee Own Alterations and Utility Installations, which can reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall not Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b) **"Premises Total Destruction"** shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Util Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall not Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) **"Insured Loss"** shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations ar Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective any deductible amounts or coverage limits involved.

(d) **"Replacement Cost"** shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to th condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, a without deduction for depreciation.

(e) **"Hazardous Substance Condition"** shall mean the occurrence or discovery of a condition involving the presence of, or contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises which requires repair, remediation, or restoration.

Initials

Initials

REVISED FORM STN-7-4/01

9.2 **Partial Damage - Insured L** If a Premises Partial Damage that is an Insured L . occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoratior and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 **Partial Damage - Uninsured Loss.** If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonabl possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of suct notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give writter notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with sai funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, an Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the require commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4 **Total Destruction.** Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the righ to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

9.5 **Damage Near End of Term.** If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damag by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at the time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the dat which is 10 days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such optio expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage i insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease sha continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease sha terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

9.6 **Abatement of Rent; Lessee's Remedies.**

(a) **Abatement.** In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for whicl Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage sha be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceeds received from the Rental Valu Insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destructior remediation, repair or restoration except as provided herein.

(b) **Remedies.** If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningfu way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair o restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not les than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, thi Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in fu force and effect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual wor on the Premises, whichever first occurs.

9.7 **Termination; Advance Payments.** Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitabl adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return t Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8 **Waive Statutes.** Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of th Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10. **Real Property Taxes.**

10.1 **Definition.** As used herein, the term "Real Property Taxes" shall include any form of assessment; real estate, general, special, ordina or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levie against any legal or equitable interest of Lessor in the Premises or the Project, Lessor's right to other income therefrom, and/or Lessor's business of leasing by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceed so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. Real Property Taxe shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Leas including but not limited to, a change in the ownership of the Premises, and (ii) levied or assessed on machinery or equipment provided by Lessor to Lesse pursuant to this Lease.

10.2 **Payment of Taxes.** In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Tax installment due a least 20 days prior to the applicable delinquency date. If any such installment shall cover any period of time prior to or after the expiration or termination this Lease, Lessee's share of such installment shall be prorated. In the event Lessee incurs a late charge on any Rent payment, Lessor may estimate th current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent Such monthly payments shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before th month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advanc payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay suc Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sum as is necessary. Advance payments may be intermingled wi other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any suc advance payments may be treated by Lessor as an additional Security Deposit.

10.3 **Joint Assessment.** If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Propert Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from th respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

10.4 **Personal Property Taxes.** Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owne Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause its Lesse Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately fro the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable Lessee's property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. **Utilities and Services.** Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied t the Premises, together with any taxes thereon. If any such services are not separately metered or billed to Lessee, Lessee shall pay a reasonable proportio to be determined by Lessor, of all charges jointly metered or billed. There shall be no abatement of rent and Lessor shall not be liable in any respe whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repa or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions.

12. **Assignment and Subletting.**

12.1 **Lessor's Consent Required.**

(a) Subject to paragraph 9 of Addendum A attached hereto, Lessee shall not voluntarily or by operation of law assign, transfe mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor prior written consent., which may be withheld in Lessor's sole and absolute discretion.

(b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee sha

Initials

Initials

constitute an assignment requiring consent. Th[illegible]ansfer, on a cumulative basis, of 25% 50% or more of the voting control of Lessee to persons or entities other than Dov Charney or Sang H. Lim shall constitute a change in control for this purpose.

(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. "Net Worth of Lessee" shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d) An assignment or subletting without consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, ~~(i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and~~ (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

(e) Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

12.2 **Terms and Conditions Applicable to Assignment and Subletting.**

(a) Regardless of Lessor's consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability o Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapprova of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver o estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

(c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedie against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to th intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor's considering and processing sal request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See als Paragraph 38)

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed o performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of a assignment or sublease to which Lessor has specifically consented to in writing.

(g) Lessor's consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the origina Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3 **Additional Terms and Conditions Applicable to Subletting.** The following terms and conditions shall apply to any subletting b Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collec such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee' obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee's obligations any such excess shall be refunde to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to th sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes an directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under th Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rent to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor sha undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provide however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Defau of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee f any such Defaults cured by the sublessee.

13. **Default; Breach; Remedies.**

13.1 **Default; Breach.** A "Default" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions c Rules and Regulations under this Lease. A "Breach" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cu such Default within any applicable grace period:

(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, c where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances minimize potential vandalism.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether t Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endange or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee.

(c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contrac (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning a guaranty and/or Guarantor, (vii) any document requested under Paragraph 42, (viii) material safety data sheets (MSDS), or (ix) any other documentation information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days followi written notice to Lessee.

(d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 4 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of 30 days after written notic provided, however, that if the nature of Lessee's Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to b a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditor (ii) becoming a "debtor" as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 day provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, a not affect the validity of the remaining provisions.

(f) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(g) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subje of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, a Lessee's failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with t then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution this Lease.

13.2 **Remedies.** If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of a emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of t costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without furth notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lesse shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earn

at the time of termination; (ii) the worth at the tim . award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portio of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federa Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was no previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice require by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and th failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Leas entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet o assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests shall not constitute a termination of the Lessee's right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are locate The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnit provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

13.3 **Inducement Recapture.** Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee o any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to a "**Inducement Provisions**," shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of thi Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further forc or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provisio shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor c rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragrap unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4 **Late Charges.** Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated b this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charge and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after suc amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of eac such overdue amount or $100, whichever is greater. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the cost Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default c Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a la charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to th contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

13.5 **Interest.** Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to schedule payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date whe due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest ("**Interest**") charged shall be computed at th rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for Paragraph 13.4.

13.6 **Breach by Lessor.**

(a) **Notice of Breach.** Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform a obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt b Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein suc obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than 30 days are reasonab required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued t completion.

~~(b) **Performance by Lessee on Behalf of Lessor.** In the event that neither Lessor nor Lender cures said breach within 30 days afte receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee expense and offset from Rent the actual and reasonable cost to perform such cure, provided however, that such offset shall not exceed an amount equal t the greater of one month's Base Rent or the Security Deposit, reserving Lessee's right to seek reimbursement from Lessor. Lessee shall document the co of said cure and supply said documentation to Lessor.~~

14. **Condemnation.** If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise c said power (collectively "**Condemnation**"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possessio whichever first occurs. If more than 10% of the Building, or more than 25% of that portion of the Premises not occupied by any building, is taken b Condemnation, Lessee may, at Lessee's option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date th condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full forc and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premise caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made a compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitle to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes c Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In th event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15 **Brokerage Fees.**

~~15.1 **Additional Commission.** In addition to the payments owed pursuant to Paragraph 1.9 above, and unless Lessor and the Broker otherwise agree in writing, Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee acquires any rights to the Premises or other premises owne by Lessor and located within the same Project, if any, within which the Premises is located, (c) if Lessee remains in possession of the Premises, with th consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then Lessor shall pay Brokers a fee in accordance with the schedule of the Brokers in effect at the time of the execution of this Lease.~~

~~15.2 **Assumption of Obligations.** Any buyer or transferee of Lessor's interest in this Lease shall be deemed to have assumed Lessor obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.9, 15, 22 and 31. If Lessor fails to pay to Brokers an amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue Interest. In addition, if Lessor fails to pay an amounts to Lessee's Broker when due, Lessee's Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amoun within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee's Broker shall b deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor's Broker for the limited purpose collecting any brokerage fees owed.~~

15.3 **Representations and Indemnities of Broker Relationships.** Lessee and Lessor each represent and warrant to the other that it ha had no dealings with any person, firm, broker or finder ~~(other than the Brokers, if any)~~ in connection with this Lease, and that no one other than said name Brokers is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and ho the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party t reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

16. **Estoppel Certificates.**

(a) Each Party (as "**Responding Party**") shall within 10 days after written notice from the other Party (the "**Requesting Party**") execute acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "**Estoppel Certificate**" form published by th American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by th Requesting Party.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party ma execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requestir

Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. **Definition of Lessor.** The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. **Severability.** The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. **Days.** Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

20. **Limitation on Liability.** The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor's partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction

21. **Time of Essence.** Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. **No Prior or Other Agreements~~; Broker Disclaimer~~.** This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. ~~Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys' fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.~~

23. **Notices.**

23.1 **Notice Requirements.** All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 **Date of Notice.** Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. **Waivers.** No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

~~25. Disclosures Regarding The Nature of a Real Estate Agency Relationship.~~

~~(a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:~~

~~(i) Lessor's Agent. A Lessor's agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor's agent or subagent has the following affirmative obligations: To the Lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.~~

~~(ii) Lessee's Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.~~

~~(iii) Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. b. Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.~~

~~(b) Brokers have no responsibility with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys' fees), of any Broker with respect to any breach of duty, error or omission relating to this Lease shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.~~

~~(c) Lessor and Lessee agree to identify to Brokers as "Confidential" any communication or information given Brokers that is considered by such Party to be confidential.~~

26. **No Right To Holdover.** Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

Initials | Initials

27. **Cumulative Remedies.** No remedy o... election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. **Covenants and Conditions; Construction of Agreement.** All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part o this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one o the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. **Binding Effect; Choice of Law.** This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. **Subordination; Attornment; Non-Disturbance.**

30.1 **Subordination.** This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed o trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Premises, to any and all advances mad on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Leas together referred to as "Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect t have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Leas and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 **Attornment.** In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure o termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn t such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder o the term hereof, or, at the election of such new owner, this Lease shall automatically become a new Lease between Lessee and such new owner, upon all o the terms and conditions hereof, for the remainder of the term hereof, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and suc new owner shall assume all of Lessor's obligations hereunder, except that such new owner shall not: (a) be liable for any act or omission of any prior lesso or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any pric lessor, (c) be bound by prepayment of more than one month's rent, or (d) be liable for the return of any security deposit paid to any prior lessor.

30.3 **Non-Disturbance.** With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination o this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "Non-Disturbance Agreement") from the Lender whic Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not b disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of thi Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device whic is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4 **Self-Executing.** The agreements contained in this Paragraph 30 shall be effective without the execution of any further documenta provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Less shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreeme provided for herein.

31. **Attorneys' Fees.** *See Addendum A.* ~~If any Party or Broker brings an action or proceeding involving the Premises whether founded in tor contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall b entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceedir is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats th relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fee reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Defa and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Brea ($200 is a reasonable minimum per occurrence for such services and consultation).~~

32. **Lessor's Access; Showing Premises; Repairs.** Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case o an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, usi and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect Lessee's use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.

33. **Auctions.** Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Less shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. **Signs.** Lessor may place on the Premises ordinary "For Sale" signs at any time and ordinary "For Lease" signs during the last 6 months of th term hereof. Except for ordinary "for sublease" signs, Lessee shall not place any sign upon the Premises without Lessor's prior written consent. All sig must comply with all Applicable Requirements.

35. **Termination; Merger.** Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, th mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser este in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within 10 days following any suc event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute t termination of such interest.

36. **Consents.** Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, suc consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorney engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limi to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice a supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Brea by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifica stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude t imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which conse is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for su determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. **Guarantor.**

37.1 **Execution.** The Guarantors, if any, shall each execute a guaranty in the form most recently published by the American Industrial Re Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.

37.2 **Default.** It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of th execution of the guaranty, including the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, (d) written confirmation that the guaranty is still in effect.

38. **Quiet Possession.** Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's pa to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. **Options.** If Lessee is granted an Option, as defined below, then the following provisions shall apply:

39.1 **Definition.** "Option" shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee h on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or t right of first refusal to purchase the Premises or other property of Lessor.

39.2 **Options Personal To Original Lessee.** Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot b assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested I

Initials

Initials

Lessor, with Lessee certifying that Lessee has n... ...ention of thereafter assigning or subletting.

39.3 **Multiple Options.** In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4 **Effect of Default on Options.**

(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days afte such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.

40 **Multiple Buildings.** If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by and conform to al reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care anc cleanliness of the grounds and including the parking, loading and unloading of vehicles, and to cause its employees, suppliers, shippers, customers contractors and invitees to so abide and conform. Lessee also agrees to pay its fair share of common expenses incurred in connection with such rules anc regulations.

41. **Security Measures.** Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. **Reservations.** Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested b Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. **Performance Under Protest.** If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and suc payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover suc sum or so much thereof as it was not legally required to pay.

44. **Authority; Multiple Parties; Execution.**

(a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shal within 30 days after request, deliver to the other party satisfactory evidence of such authority.

(b) If this Lease is executed by more than one person or entity as "Lessee", each such person or entity shall be jointly anc severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other documer ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which togethe shall constitute one and the same instrument.

45. **Conflict.** Any conflict between the printed provisions of this Lease and typewritten or handwritten provisions shall be controlled by the typewritter or handwritten provisions.

46. **Offer.** Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease t the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. **Amendments.** This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do no materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonabl required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48. **Waiver of Jury Trial.** **THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDINC INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.**

49. **Mediation and Arbitration of Disputes.** An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/o Brokers arising out of this Lease ☒ is ☐ is not attached to this Lease.

50. **Americans with Disabilities Act.** Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee's specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event the Lessee's use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any suc necessary modifications and/or additions at Lessee's expense.

See Option to Extend Standard Lease Addendum, Addendum A and Addendum B for additional provisions.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.
2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at: Los Angeles, California
on as of: January 1, 2004

By LESSOR:
Alameda Produce Market, Inc.,
a California corporation

By: [signature]
Name Printed: Richard Meruelo
Title: President

By:
Name Printed:
Title:
Address: 761 Terminal Street, Bldg. 1, 2nd Floor
Los Angeles, California 90021
Telephone/Facsimile:
Federal ID No.

Executed at: Los Angeles, California
on as of: January 1, 2004

By LESSEE:
American Apparel, Inc.,
a California corporation

By: [signature]
Name Printed: Dov Charney
Title: President

By: [signature]
Name Printed: Sang H. Lim
Title: Secretary
Address: 747 Warehouse Street
Los Angeles, California 90021
Telephone/Facsimile:
Federal ID No.

BROKER:

Attn:
Title:
Address:

Telephone/Facsimile:
Federal ID No.

BROKER:

Attn:
Title:
Address:

Telephone/Facsimile:
Federal ID No.

NOTE: These forms are often modified to meet the changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower Street, Suite 600, Los Angeles, California 90017. (213) 687-8777. Fax No. (213) 687-8616

ADDENDUM A
TO STANDARD INDUSTRIAL/COMMERCIAL
SINGLE-TENANT LEASE – NET
DATED AS OF JANUARY 1, 2004
BY AND BETWEEN ALAMEDA PRODUCE MARKET, INC.,
A CALIFORNIA CORPORATION, AS LESSOR, AND
AMERICAN APPAREL, INC., A CALIFORNIA CORPORATION, AS LESSEE

This Addendum A is the Addendum A referred to in that certain Standard Industrial/Commercial Single-Tenant Lease–Net dated as of January 1, 2004 by and between Alameda Produce Market, Inc., a California corporation, as Lessor, and American Apparel, Inc., a California corporation, as Lessee (the **Form Lease**"). All initially capitalized terms used and not defined in this Addendum A shall have the same meanings ascribed to such terms in the Form Lease. In the event of any inconsistency between the provisions of this Addendum A and the Form Lease, the provisions of this Addendum A shall govern and control. The Form Lease (including the exhibits, addenda and any other attachments thereto) and this Addendum A constitute the lease agreement between Lessor and Lessee with respect to the Premises.

1. **Scope of the Premises; Common Areas**. The Premises consist of Building 3 (except the south elevator, roof and basement of Building 3) and Building 4 of the Project (collectively, the "**Buildings**"), provided the corridor between Building 3 and Building 4 remains part of Common Areas subject to Lessor's control (including closure from time to time). Without modifying in any way the provisions of Paragraph 7.3 of the Form Lease, Lessee shall have no right to alter, mount signs upon or modify in any way the exterior of the Buildings, except as approved in writing by Lessor in its sole and absolute discretion. The term "**Common Areas**" means all areas and facilities outside the Premises and within the exterior boundary line of the Project that are provided and designated by Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas. Lessee's right and the right of Lessee's employees, suppliers, shippers, customers, contractors and invitees (collectively, "**Lessee's Permittees**") to use the Common Areas shall be in accordance with and subject to the rules and regulations attached to the Lease as Addendum B ("**Rules and Regulations**") as such Rules and Regulations may be modified from time to time by Lessor in its sole discretion, and Lessee agrees to comply with and to cause Lessee's Permittees to comply with the Rules and Regulations. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor. Lessor has the right, in Lessor's sole discretion, from time to time:

Lessor's initials ____ Lessee's initials ____

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, fees charged or to be charged to the tenants or other users of the Common Areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility receways;

(b) To close temporarily any of the Common Areas for maintenance or other purposes so long as reasonable access to the Premises remains available;

(c) To designate other land outside the boundaries of the Project to be a part of or to remove land from the Common Areas;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

2. **Vehicle Parking**. Parking areas of the Common Areas shall be used for parking only by vehicles no larger than full-size passenger automobiles or pick-up trucks ("**Permitted Size Vehicles**"), unless Lessor otherwise designates from time to time an area for parking of vehicles larger than Permitted Size Vehicles. Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's Permittees to be loaded, unloaded or parked in areas other than those designated by Lessor for such activities. Lessee shall not service or store any vehicles in the Common Areas. If Lessee permits or allows any of the prohibited activities described in this paragraph, then Lessor shall have the right, without notice, and in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand to Lessor.

3. **Rent Escalations**. Lessee agrees that the Base Rent to be paid by Lessee as provided in Paragraph 1.5 of the Form Lease shall be as follows:

Period	Monthly Base Rent (Building 4)	Monthly Base Rent (Building 3)	Total Monthly Base Rent
Jan. 1, 2004 – Nov. 30, 2004	$100,000	N/A	$100,000
Dec. 1, 2004 – Dec. 31, 2004	$100,000	$50,000	$150,000
Jan. 1, 2005 – May 31, 2005	$104,000	$50,000	$154,000
June 1, 2005 – Dec. 31, 2005	$104,000	$100,000	$204,000
Jan. 1, 2006 – Dec. 31, 2006	$108,160	$104,000	$212,160
Jan. 1, 2007 – Dec. 31, 2007	$112,486	$108,160	$220,646
Jan. 1, 2008 – Dec. 31, 2008	$116,985	$112,486	$229,471

Lessor's initials ______ Lessee's initials ______

4. **Common Area Expenses**. Lessee's share of Common Area Expenses for the Project (defined below) shall be Twenty-five percent (25%) as of January 1, 2004, and fifty percent (50%) as of December 1, 2004. The term "**Common Area Expenses**" means all costs and expenses incurred by Lessor relating to the ownership and operation of the Project, including, without limitation: (i) the operation, repair and maintenance of the Common Areas and improvements thereto, exterior signs and any tenant directories, and fire detection and sprinkler systems, (ii) guard and other security services, (iii) the cost of water, gas, electricity, telephone and other utilities and services to the Common Areas, or to the Project but which are not separately metered, (iv) trash disposal, pest control services, property management, and the costs of any environmental inspections, (v) Real Property Taxes, (vi) premiums for insurance maintained by Lessor pursuant to Paragraph 8 of the Form Lease, (vii) any deductively portion of an insured loss concerning the Buildings or Common Areas; (viii) the cost of any Capital Expenditure to the Buildings or the Project not covered under the provisions of Paragraph 2.3 of the Form Lease; provided, however, Lessor shall allocate the cost of any such Capital Expenditure over a 12 year period and Lessee shall not be required to pay more than Lessee's share of 1/144th of the cost of such Capital Expenditure in any given month, and (ix) any other services to be provided by Lessor that are customarily part of Common Area Expenses charged to tenants. Any Common Area expenses that are attributable to one or more buildings (or portions thereof), but not to all buildings in the Project, shall be equitably allocated to such buildings (or portions thereof). The inclusion of any services or improvements in the definition of Common Area Expenses shall not be deemed to be an obligation to provide such services or improvements. Lessee's share of Common Area Expenses shall be payable by Lessee within ten (10) days after a reasonably detailed statement of actual expenses is presented to Lessee. At Lessor's option, however, an amount may be estimated by Lessor from time to time of Lessee's share of annual Common Area Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each 12 month period of the Lease term, on the same day as Base Rent is due hereunder. Lessor shall deliver to Lessee within four (4) months after the expiration of each fiscal year of Lessor a reasonably detailed statement showing Lessee's share of the actual Common Area Expenses incurred during the preceding fiscal year. If Lessee's payments under this paragraph during the preceding year exceed Lessee's share as indicated on such statement, Lessor shall credit the amount of such over-payment against Lessee's share of Common Area Expenses next coming due. If Lessee's payments under this paragraph during the preceding year were less than Lessee's share as indicated on such statement, Lessee shall pay to Lessor the amount of the deficiency within ten (10) days after delivery by Lessor to Lessee of such statement.

5. **Disproportionate Consumption of Services and Utilities or Wear and Tear**. Notwithstanding any other provision of the Lease to the contrary, in the event that Lessor determines, in its sole and absolute judgment, that (a) Lessee's occupancy and use of the Premises and/or the Common Areas creates a disproportionate expenditure of operating expenses by Lessor with respect to the Premises, the Common Areas and/or the Project, or (b) Lessee consumes a disproportionate amount of goods, services, utilities or any other item which constitutes a portion of the operating expenses incurred by Lessor with respect to the Premises, the Common Areas and/or the Project, or (c) Lessee's occupancy and use of the Premises and/or the Common Areas creates a disproportionate amount of wear and tear on the Premises, the

Lessor's initials ______ Lessee's initials ______

Common Areas and/or the Project, then Lessor shall have the right, in its sole and absolute discretion, to collect from Lessee on a monthly basis, as additional rent, an equitable proration of such additional operating expenses incurred by Lessor as a result of such disproportionate use, consumption and/or wear and tear by Lessee (the "**Disproportionate Use Charge**"), the precise amount of which Disproportionate Use Charge shall be determined by Lessor in its sole and absolute judgment.

6. **Operating and Cleaning Covenant; Pest Control Requirements**. Without limiting in any way Paragraph 7.1 of the Form Lease, Lessee shall keep the Premises in a neat, clean and sanitary condition, and in compliance with all Applicable Requirements. Lessee shall cause the Premises to be kept in a clean and organized condition and shall at all times maintain the services of a reputable trash disposal service to cause all trash located within the Premises, or generated by Lessee's use of the Premises, to be removed from the Project at Lessee's sole cost and expense. Lessee shall not permit any thing or matter to be maintained or exist within the Premises that emits or otherwise causes bad or otherwise undesirable odors as determined by Lessor in its sole and absolute discretion.

In the event that Lessee fails to cause all trash and other odor causing matter to be disposed of as provided in this Section and such failure continues for at least twenty-four (24) hours after Lessor shall have given Lessee written notice of such failure, then Lessor shall have the right, without any further notice to Lessee, to enter the Premises and cause such trash and other matter to be disposed of and to bill to Lessee a reasonable amount for such disposal as determined by Lessor as additional rent. If Lessee fails to pay Lessor for the disposal of such trash and other matter as billed to Lessee within ten (10) days of Lessee's receipt of a bill for such disposal, Lessee shall be in default under this Lease and Lessor shall be entitled to employ any of the remedies provided in Paragraph 13.2 of the Form Lease.

Additionally, notwithstanding any provision of the Form Lease to the contrary, Lessee hereby acknowledges and agrees that it shall at all times maintain a service contract with a reputable pest and rodent control and extermination service provider which provides for pest and rodent control and extermination services within the Premises at least once per month or at such greater frequency as may be necessary to adequately guard against pest and rodent infestation within the Premises. Lessee shall be solely responsible for all costs and expenses associated with such pest and rodent control and extermination services provided within the Premises.

7. **Floor Load Capacity**. Lessee shall not place any load on any floor of the Premises which exceeds the Floor Load Capacity (as defined below), or use or operate any machinery, apparatus, device, equipment or other appliance in or about the Premises that will in any manner injure either of the Buildings, the Project or any part thereof, or that will exceed the monthly watt usage of equipment now or hereafter in place to serve the Premises, the Buildings or the Project or any portion thereof without Lessor's prior written approval. "**Floor Load Capacity**" means one hundred fifty (150) pounds per square foot.

8. Intentionally omitted.

9. **Leasehold Mortgage**. Lessee may, during the Term hereof, subject its

Lessor's initials ____ Lessee's initials ____

leasehold estate in the Premises to the lien of a leasehold mortgage or deed of trust (collectively, "**Leasehold Mortgage**"), but only upon the terms, and subject to the conditions which are hereinafter set forth:

(a) In no event shall the Lessor's interest in the Premises be subjected to the lien of any such Leasehold Mortgage, and Lessor shall not be required to join in any such Leasehold Mortgage.

(b) Lessor shall have no liability whatsoever for payment of the principal sum secured by such Leasehold Mortgage, or any interest accrued thereon, or any other sum secured thereby or accruing thereunder and the mortgagee thereunder shall seek no money judgment against Lessor or Lessor's interest in the Premises.

(c) Such mortgagee shall be required to give Lessor notice of any default by Lessee under the Leasehold Mortgage.

(d) The loan secured by such Leasehold Mortgage shall be made by an institutional lender and prior to entering the loan secured by such Leasehold Mortgage, Lessee shall provide Lessor a copy of the loan documents related to such loan for Lessor's review and approval, not to be unreasonably withheld.

(e) Any Leasehold Mortgage which is recorded pursuant to this paragraph 9 shall contain the following provision:

> "Standard Industrial/Commercial Single-Tenant Lease – Net dated January 1, 2004 between Alameda Produce Market, Inc. ("**Lessor**") an American Apparel, Inc., as Lessee, contains specific provisions governing the rights and obligations of the parties, including obligations due the Lessor, and obligations of the mortgagee. To the extent that any conflict exists between the terms of this leasehold mortgage and the foregoing lease, the parties agree that the terms of the lease shall be deemed controlling."

Subject to all of the foregoing, in connection with any such Leasehold Mortgage, Lessor agrees to supplement the Lease with leasehold mortgagee protection provisions reasonably acceptable to Lessor.

10. **Worker's Compensation Insurance**. Lessee shall maintain worker's compensation insurance to the extent required by applicable law.

11. **Relocation**. At any time during the term, Lessor shall have the right, upon giving not less than sixty (60) days prior written notice, to relocate the Premises, provided that (i) the new premises are substantially equivalent in size, and (ii) all costs and expenses directly related to the physical movement of Lessee shall be borne by Lessor. If relocation occurs, this Lease shall remain in full force and effect, and the new premises shall become the "**Premises**" for all purposes set forth in this Lease.

Lessor's initials ____ Lessee's initials ____

12. Intentionally omitted.

13. **Construction**. Lessee understands and acknowledges that certain construction may be undertaken within the Project during the Term. Lessee understands and acknowledges that such construction may cause undesirable noise, dust, traffic and other inconvenience. Notwithstanding any such construction and the related effect, if any, upon Lessee and/or Lessee's Permittees, Lessee shall have no right to any rent abatement or reduction in any monetary obligation under this Lease or otherwise. Lessee hereby expressly waives any rights or remedies with respect to any business interruption or other loss or inconvenience caused by any construction within the Project or otherwise.

14. **Permits**. Lessee shall be responsible for obtaining all licenses and permits necessary or appropriate for it to operate its business in the Premises. Lessor shall not be responsible for any failure of Lessee to obtain or maintain any license or permit that is necessary or appropriate for Lessee to have in order to operate its business in the Premises.

15. **Arbitration of Disputes**. If any dispute arises concerning the interpretation, validity, or performance of this Lease or any of its terms and provisions, including but not limited to the issue of whether or not a dispute is arbitrable, or if any claims arise between Lessor and Lessee relating in any manner to Lessee's occupancy of the Premises or Lessee's business or personal activities upon the Premises, then the parties shall submit such dispute for binding determination before a panel of three retired judges selected from JAMS/Endispute's office in Los Angeles, California, or any similar organization mutually acceptable to the parties. Each party shall choose one arbitrator from the list provided by the arbitrating organization, and the two arbitrators so selected shall agree upon a third arbitrator chosen from the same list. The arbitration shall take place in Los Angeles County, California and shall be conducted in accordance with the then prevailing rules of the arbitrating organization, except as set forth in this paragraph. The parties shall have all rights for depositions and discovery as set forth in Section 1283.05 of the California Code of Civil Procedure. The arbitrators shall apply California substantive law and the California Evidence Code to the proceeding. The arbitrators shall have the power to grant all legal and equitable remedies including provisional remedies and award compensatory damages provided by California law, but the arbitrators may not order relief in excess of what a court could order. The arbitrators shall not have authority to award punitive or exemplary damages. The arbitrators shall not have the power to commit errors of law or legal reasoning or to make findings of fact except upon sufficiency of the evidence and any award may be vacated or corrected for any such error. The arbitrators shall decide by majority vote and not by arithmetical averaging or other mathematical means. The arbitrators shall prepare and provide the parties with a written award including factual findings and the legal reasoning upon which the award is based. The arbitrators shall award costs and attorneys' fees in accordance with the terms of this Lease. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. The parties understand that by agreement to binding arbitration they are giving up the rights they may otherwise have to a trial by a court or a jury and all rights of appeal, and to an award of punitive or exemplary damages. Pending resolution of any arbitration proceeding, either party may apply to any court of competent jurisdiction for any provisional remedy, including but not limited to a temporary restraining order or a preliminary injunction but excluding any dispute relating to discovery matters, and for enforcement of any

Lessor's initials ____ Lessee's initials ____

such order. The application for or enforcement of any provisional remedy by a party shall not operate as a waiver of the within agreement to submit a dispute to binding arbitration.

Notwithstanding the foregoing, Lessor hereby reserves its rights to pursue any and all claims for or relating to the unlawful detainer of the Premises by Lessee under California Code of Civil Procedure Section 1161 et. seq. in a court of competent jurisdiction within the State of California, including, without limitation, Lessor's right to seek the return of possession of the Premises upon a default under the Lease by Lessee, and all corresponding damages, interest, costs and attorneys' fees relating thereto.

16. **Attorneys' Fees and Costs**. Should a proceeding be commenced to recover possession of the Premises, to recover damages for a breach of this Lease or to obtain declaratory relief with respect to the terms of the Lease, the prevailing party shall be entitled to recover its actual costs and attorneys' fees incurred in the proceeding in addition to any other recovery to which such party may be entitled.

17. **Waiver of Jury Trial**. LESSOR AND LESSEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP BETWEEN LESSOR AND LESSEE OR ANY CLAIM OF INJURY OR DAMAGE RELATING TO ANY OF THE FOREGOING, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE WITH RESPECT THERETO. IT IS THE INTENT THAT THE SHAREHOLDERS, OFFICERS, AGENTS, EMPLOYEES, ATTORNEYS, AND REPRESENTATIVES OF LESSOR AND LESSEE BE INTENDED THIRD PARTY BENEFICIARIES OF THIS PARAGRAPH.

18. **Other Leases; Release of Claims Under Other Leases**. Lessee (formerly doing business through the entity Prince Activewear, LLC, a California limited liability company) is the current occupant of Building 4 of the Project pursuant to the Standard Industrial/Commercial Single-Tenant Lease–Net dated January 1, 2004 (the foregoing, together with all amendments thereto, and any other leases between Lessor and Lessee or Prince Activewear, LLC or any entity controlled by, under common control with or controlling either of them, or otherwise relating to the Premises, the Buildings or any other portion of the Project, are collectively referred to herein as the "**Other Leases**"). As a material inducement to Lessor's execution of this Lease, Lessee hereby waives and releases each of Lessor, Meruelo Properties, Richard Meruelo, Homer Meruelo, and Belinda Meruelo, and each of their respective officers, shareholders, agents, employees, representatives and attorneys, as well as any entity controlled by, under common control with or controlling any of Lessor, Meruelo Properties, Richard Meruelo, Homer Meruelo and Belinda Meruelo (collectively, "**Lessor's Affiliates**"), from and against all claims, demands, actions, cause or causes of action, suits, debts, sums of money, controversies, damages, obligations and liabilities of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected which Lessee has or claims to have or hereafter may have or assert to have against the Lessor and/or the Lessor's Affiliates by reason of, or arising out of, or which may hereafter be claimed to arise out of any matter, cause or thing whatsoever from the beginning of time to the Commencement Date of this Lease, including without limitation, (a) any

Lessor's initials Lessee's initials

and all known or unknown claims or liabilities with respect to the Premises, the Buildings, any other portion of the Project or any other property owned or controlled by Lessor and/or any of Lessor's Affiliates, the conduct of Lessor or any of its officers, shareholders, agents, employees, representatives, attorneys and/or any of Lessor's Affiliates, or otherwise, and (b) any claims or liabilities arising under the Other Leases or any other lease or agreement, whether written or oral, with respect to the Premises, the Buildings, any other portion of the Project or any other property owned or controlled by Lessor and/or any of Lessor's Affiliates.

Lessee acknowledges and understands that there is a risk that (i) prior to or subsequent to the execution of this Lease it, or someone represented by it, may suffer monetary or other loss or damage which is or which in some way is considered to be caused or related to the matters released above but which is unknown or unanticipated at the time this Lease is executed, and (ii) any loss, damage or condition of Lessee, or someone represented by it, may be or become more extensive than Lessee now expects or anticipates. Lessee hereby assumes such risks.

Lessee hereby acknowledges that, by executing this Lease, Lessee is waiving certain legal rights and, potentially, certain economic rights which Lessee may have against Lessor and/or Lessor's Affiliates. Lessee hereby acknowledges that it understands the legal and economic significance of waiving such rights and that it has hereby been informed by Lessor and Lessor's Affiliates to seek the advise of legal counsel with respect to this Lease, including this Paragraph17, and that it has had the opportunity to have this Lease reviewed by its attorney prior to executing this Lease. Lessee further acknowledges that its principals either read and understand English well enough to fully understand the provisions of this Paragraph 17 so that they can fully understand its provisions.

Lessee acknowledges and expressly waives the provisions of Section 1542 of the Civil Code of California, which reads as follows:

> "1542. Certain Claims Not Affected by General Release. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor."

Lessee's Initials: ___

Lessor's initials ___ Lessee's initials ___

ADDENDUM B

Alameda Produce Market
Operating Rules and Regulations
September 1, 2000

This Addendum B is the Addendum B referred to in that certain Standard Industrial/Commercial Single-Tenant Lease–Net to which this Addendum B is attached and incorporated into by reference (the **"Lease"**). All initially capitalized terms not otherwise defined herein shall have the respective meanings set forth for such terms in the Lease. In the event of any inconsistency between the provisions of this Addendum B and the Lease, the provisions of this Addendum B shall govern and control.

1. Hours of Operation:

   Weekdays – The Bay Street gate is manned for 24 hour access to the Alameda Produce Market (the **"Produce Market"**).

   Weekends/Holidays – All persons entering the Produce Market during weekends/holidays on foot shall sign in and sign out. All trucks and autos are required to stop at the Bay Street gate and the driver shall sign in and sign out.

2. An eight mile per hour speed limit and all traffic signs shall be observed at all times.

3. Stopping, loading and unloading in designated through traffic lanes is prohibited. Specific lanes have been provided for loading and unloading. Each Lessee is responsible for the regulation of its vehicles and its customers' vehicles. Vehicles shall be promptly loaded and unloaded and drivers will be asked to leave the Produce Market if they are interfering with normal operations. Vehicles which break down will be towed at the expense of the vehicle owner if they cannot be repaired or moved out of the traffic lane within thirty (30) minutes after breakdown.

4. Lessees and their customers shall comply with the "No Parking" signs. Violators are subject to being towed away at the vehicle owner's expense.

5. Fork-lifts shall be driven in a safe manner and shall obey all traffic regulations. Fork-lifts must display the Lessee name, telephone number and the fork-lift number. All fork-lifts must drive in reverse when carrying any load. Fork-lifts shall not be stored on the sidewalks after hours.

6. Lessee shall be responsible for the daily sweeping of its own Premises and adjacent loading area. Refuse shall not be dumped or abandoned on sidewalks, streets or docks. Garbage disposal service vehicles shall not enter the Produce Market until after noon. Lessee must have an adequate number of trash bins so that all bins may be closed and locked daily when full. Trash bins shall be watertight and regularly cleaned by Lessee.

7. In the event that Lessee fails to thoroughly sweep and clean the loading area adjacent to Lessee's Premises or fails to remove all trash or refuse from such adjacent areas, then

Lessor's Initials
Lessee's Initials

Lessor shall have the right to cause such areas to be swept and cleaned at Lessee's sole expense and to assess fees to be paid by Lessee in accordance with the following schedule, with such fees to be due and payable by Lessee within ten (10) days of Lessor's delivery to Lessee of an invoice setting forth the amount of such fees:

1st Offense: Lessee shall reimburse Lessor for all costs incurred by Lessor in removing such trash or refuse.

2nd Offense: Lessee shall reimburse Lessor for all costs incurred by Lessor in removing such trash or refuse and pay Lessor an additional service fee in the amount of $50.00.

3rd Offense: Lessee shall reimburse Lessor for all costs incurred by Lessor in removing such trash or refuse and pay Lessor an additional service fee in the amount of $75.00.

4th Offense: Lessee shall reimburse Lessor for all costs incurred by Lessor in removing such trash or refuse and pay Lessor an additional service fee in the amount of $100.00.

Subsequent Offenses:

Lessee shall reimburse Lessor for all costs incurred by Lessor in removing such trash or refuse and pay Lessor an additional service fee in the amount of $250.00. As of the 5th offense, Lessor shall have the right to terminate the Lease at any time.

All of the fees described above shall be due as additional rent and Lessee's failure to pay any such fees shall constitute a default under the Lease and grounds for the immediate termination of the Lease by Lessor.

8. Displays are limited to one pallet in depth adjacent to the Premises. No display or product storage is permitted outside of the designated display area.

9. Unsaleable produce must be disposed of by Lessee within twenty-four (24) hours of notice by Lessor to Lessee. Lessor may, at Lessee's cost, dispose of the same upon Lessee's failure to comply, and, in such event, Lessee shall reimburse Lessor for all costs incurred by Lessor within ten (10) days of Lessor's delivery of an invoice to Lessee setting forth the amount of such costs. Such reimbursement amount shall be due as Additional Rent and Lessee's failure to pay reimbursement amount shall constitute a default under said lease and grounds for the immediate termination of the Lease by Lessor.

10. Overnight storage of produce must satisfy the requirements of all regulatory agencies.

Lessor's Initials ____
Lessee's Initials ____

11. No scavengers or unauthorized selling are permitted at any time. Repacking is permitted only in a Lessee's Premises with written authorization from the Lessee, which authorization shall be carried at all times.

12. No littering, soliciting, drinking of alcoholic beverages or gambling is permitted within the common area of the Produce Market or within public view.

13. Each Lessee shall give Lessor copies of all citations, violations, fines, etc. issued to such Lessee by any regulatory agency.

14. Each Lessee is responsible for the compliance of their employees, contractors, and customers with all Rules and Regulations contained in this Addendum B.

15. A copy of these Rules and Regulations will be attached to each lease file and shall become a part of said lease.

16. These Rules and Regulations may be amended by Lessor at any time and from time to time. Any amendment hereto shall become effective when adopted by Lessor.

Lessor's Initials ______
Lessee's Initials ______

Landlord Waiver

To: U.S. BANK NATIONAL ASSOCIATION
633 5th Ave., 29th Fl.
Los Angeles, CA 90071
Attn: Robin L. Van Meter
Telecopy No.: (213) 615-6594

C3 Capital Partners, L.P.
4520 Main Street, Suite 1600
Kansas City, Missouri 64111
Attn: Robert Smith
Facsimile: (816) 756-5552

U.S. Bank National Association, ("Bank") and C3 Capital Partners, L.P. ("C3" and together with Bank, collectively, "Secured Creditors") have been informed that American Apparel, Inc., a(n) California corporation (the "Company"), is the lessee under a lease (the "Lease"), between the Company and the undersigned ("Landlord"), covering the premises located at 747 Warehouse Street, Los Angeles, CA 90027, and more fully described in the Lease (the "Premises") more particularly described on Exhibit A. Landlord is the sole owner of the Premises. The Company has certain of its assets located on the Premises.

The Company has entered into or may enter into, certain financing and guaranty arrangements with Secured Creditors, and, as a condition to the loans and other financial accommodations to the Company to be made under such financing arrangements, Secured Creditors require, among other things, Landlord's waiver of any liens it may have on, or security interests in, any or all of the Company's property, including, without limitation, inventory, machinery, equipment, apparatus, tools, furniture, trade fixtures, books, records, files, documents and other goods which may from time to time be located at the Premises (collectively, the "Property," which Property does not include the Company's leasehold interest under the Lease or leasehold improvements to the Premises other than trade fixtures), which interests of Landlord may arise in connection with the Lease or the occupancy and use of the Premises by the Company.

To induce Secured Creditors to enter into such arrangements and continue to make loans and other financial accommodations to the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby agrees that:

(i) All of the Property shall be deemed to be personal property and shall not become or constitute fixtures or an accession to the Premises or to any other personal property located on the Premises, whether or not any of the Property may, as of a date, be attached or affixed to, or is made a part of, the Premises or is deemed "fixtures" under applicable law. Landlord will not assert against any of the Property, any statutory, contractual, or possessory liens on the Property, including, without limitation, rights of levy or distraint for rent, all of which it hereby waives; and

(ii) Upon reasonable prior notice, each Secured Creditor and its agents may enter the Premises and inspect, maintain, store, sell and remove the Property without bond or surety or court order, *provided* that any damage to the Premises caused by either Secured Creditor's removal (reasonable wear and tear excepted) of any Property from the Premises will be the responsibility of the Company and such Secured Creditor. Landlord also agrees to provide Secured Creditors with a copy of any notice of default or termination of the Lease given to the Company at the addresses set forth above. Notwithstanding anything to the contrary contained herein or elsewhere (including in the Lease), Landlord has not consented to an assignment of the Lease to the Secured Creditors, or to the Secured Creditors' possession of the Premises, or to the Secured Creditors' performance of the Company's obligations under the Lease; provided, in the event Landlord terminates the Lease (and does not otherwise agree, in Landlord's sole discretion, to a new lease with the Secured Creditors or their successors or assigns), the Secured Creditors shall be entitled to lease the entire Premises on a week-to-week basis and on the other terms of the Lease (other than term duration) for up to a total of one hundred twenty (120) days following such termination, for the purpose of storing, selling, removing and processing such Property, and, if Secured Creditors exercise the foregoing

right to lease the Premises, the Secured Creditors agree to pay the rent due under the Lease during such lease of the Premises (such rent being determined without acceleration and without regard to any balloon payments and in no event will such rent exceed the rate stated in the Lease), and to surrender the Premises at expiration of such lease in no worse condition than that delivered to the Secured Creditors, reasonably wear and tear excepted (provided the foregoing shall in no way release the Company from its obligations to surrender the Premises in the condition required under the Lease).

Nothing contained in this waiver agreement, however, will be deemed (x) to obligate Secured Creditors to fulfill, perform, or comply with any obligations of the Company under the Lease or any other agreement in respect of the Premises under any circumstances or (y) to make Secured Creditors responsible for any acts or omissions of the Company, or their respective officers, employees, or agents, or of any mortgagee.

Any notice required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.

The agreements contained herein shall continue in full force and effect until all of the Company's obligations and liabilities to Secured Creditors are paid and satisfied in full and all financing arrangements between Secured Creditors and the Company have been terminated.

Landlord will notify all subsequent successor owners, transferees, purchasers and mortgagees of the existence of this waiver. The agreements contained herein may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the undersigned, upon any successor owner or transferee of the Premises, and upon any purchasers, from Landlord (excluding any existing mortgagee and its successors and assigns).

Executed and delivered as of October 28, 2004.

ALAMEDA PRODUCE MARKET, INC.

By: [signature]
Name: Richard Meruelo
Title: President

Address of Landlord:

261 Terminal Street
LA, CA 90021

EXHIBIT A

LEGAL DESCRIPTION

The Premises consists of Building 3 (excluding the south elevator, roof and basement of Building 3) and Building 4, which buildings are shown on Exhibit A-1 hereto, of that certain project located in the City of Los Angeles, State of California, more particularly described as follows:

Parcels "B" and "C" of Parcel Map L.A. No. 6524, in the City of Los Angeles, County of Los Angeles, State of California, as shown on map filed in Book 242 Pages 62 to 64 inclusive of Parcel Maps, in the office of the County Recorder of said County.

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

State of California

County of Los Angeles

On October 28, 2004 before me, Adela Barrenos, Notary Public.
Name and Title of Officer (e.g., "Jane Doe, Notary Public")

personally appeared Richard Meruelo
Name(s) of Signer(s)

☐ personally known to me -OR- ☑ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

ADELA BARRENOS
COMM. #1416000
Notary Public-California
LOS ANGELES COUNTY
My Comm. Exp. April 6, 2007

WITNESS my hand and official seal.

Adela Barrenos
Signature of Notary Public

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document

Title or Type of Document: ______

Document Date: ______ Number of Pages: ______

Signer(s) Other Than Named Above: ______

Capacity(ies) Claimed by Signer(s)

Signer's Name: ______

☐ Individual
☐ Corporate Officer
☐ Title(s): ______
☐ Partner - ☐ Limited ☐ General
☐ Attorney-in-Fact
☐ Trustee
☐ Guardian or Conservator
☐ Other: ______

RIGHT THUMBPRINT OF SIGNER
Top of Thumb here

Signer Is Representing: ______

Signer's Name: ______

☐ Individual
☐ Corporate Officer
☐ Title(s): ______
☐ Partner - ☐ Limited ☐ General
☐ Attorney-in-Fact
☐ Trustee
☐ Guardian or Conservator
☐ Other: ______

RIGHT THUMBPRINT OF SIGNER
Top of Thumb here

Signer Is Representing: ______


BUILDING 1
BUILDING 2
BUILDING 3
BUILDING 4
7 th STREET
ALAMEDA STREET
SITE PLAN
N
7 th AND ALAMEDA SQUARE
761 TERMINAL ST.
LOS ANGELES, CA 90021

EXHIBIT A-1